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                                                                    Exhibit 23.2

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 pertaining to the offering of $600,000,000 of Debt Securities, Preferred Stock, Depositary Shares, Common Stock and/or Warrants of Ashland Inc., of our report dated February 8, 2000, relating to the financial statements of Marathon Ashland Petroleum LLC, which appears in Ashland Inc.'s Annual Report on Form 10-K/A for the fiscal year ended September 30, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.





PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
May 12, 2000